SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 21, 2008
Penson Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32878 (Commission File Number)	75-2896356 (IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code 214-765-1100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 21, 2008, Penson Worldwide, Inc. (the “Company”) entered into the Seventh Amendment (the “Amendment”) to its Credit Agreement, dated as of May 26, 2006 (the “Credit Agreement”), with Guaranty Bank, as Administrative Agent, Swing Line Lender, Arranger and Letter of Credit Issuer, Wachovia Bank, N.A., as Documentation Agent, and the other lenders party thereto, as amended by the First Amendment between the Company and Guaranty Bank dated as of September 29, 2006, the Second Amendment between the Company and Guaranty Bank dated as of February 16, 2007, the Third Amendment between the Company and Guaranty Bank dated as of April 5, 2007 the Fourth Amendment between the Company and Guaranty Bank dated as of July 31, 2007 the Fifth Amendment between the Company and Guaranty Bank dated as of September 19, 2007 and the Sixth Amendment between the Company and Guaranty Bank dated as of December 5, 2007. The Amendment is effective as of June 30, 2008 and, among other things, credits the Company for open market repurchases of its common stock when calculating its consolidated tangible net worth. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is included as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1 †	Seventh Amendment to Credit Agreement, dated the 21st day of July, 2008, effective as of the 30th day of June, 2008, by and among the Company, Guaranty Bank, as Administrative Agent, Swing Line Lender, Arranger and Letter of Credit Issuer, Wachovia Bank, National Association, as Documentation Agent and the other lenders party thereto.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.
Date: July 24, 2008	/s/ Philip A. Pendergraft
	Name:	Philip A. Pendergraft
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1†	Seventh Amendment to Credit Agreement, dated the 21st day of July, 2008, effective as of the 30th day of June, 2008, by and among the Company, Guaranty Bank, as Administrative Agent, Swing Line Lender, Arranger and Letter of Credit Issuer, Wachovia Bank, National Association, as Documentation Agent and the other lenders party thereto.

†	Confidential treatment has been requested for certain information contained in this document. Such information has been omitted and filed separately with the Securities and Exchange Commission.